Exhibit 99.1

Sagimet Biosciences Reports First Quarter 2026 Financial Results and Provides Corporate Updates

Secured equity financing with gross proceeds of $175M in April 2026

Phase 3 clinical trial of denifanstat in moderate to severe acne patients for the U.S.

planned to initiate in second half of 2026

First-in-human Phase 1 clinical trial of FASN inhibitor TVB-3567 ongoing

Cumulative cash, cash equivalents and marketable securities expected to fund current operations through 2028, including through data readout of denifanstat Phase 3 trial in moderate to severe acne

San Mateo, Calif., May 12, 2026 – Sagimet Biosciences Inc. (Nasdaq: SGMT), a clinical-stage biopharmaceutical company developing novel therapeutics targeting dysfunctional metabolic and fibrotic pathways, today reported financial results for the quarter ended March 31, 2026, and provided corporate updates.

“Our recent strategic decision to focus on dermatology marks a turning point for Sagimet, and we are excited about the path ahead. In the near term, we are targeting the second half of 2026 to initiate a Phase 3 clinical trial of denifanstat in moderate to severe acne in the U.S. We believe that denifanstat, with its differentiated mode of action, could potentially offer a convenient oral once-daily treatment option for those living with moderate to severe acne. The clinical community caring for patients with acne has waited more than 40 years for an innovative oral treatment,” said David Happel, Chief Executive Officer of Sagimet. “We recently strengthened Sagimet’s ability to move forward with its innovative dermatology programs with the completion of a $175 million equity financing. Combined with our existing cash balance, we are well capitalized to fund our programs through 2028 including data readout of our planned denifanstat Phase 3 clinical trial in moderate to severe acne.”

Recent Corporate Highlights

•	The Company recently completed an underwritten offering of 29,166,700 shares of its Series A common stock at a price of $6.00 per share, resulting in $175.0 million gross proceeds, before deducting underwriting discounts and commissions and other offering expenses.
o	The financing included participation from new and existing investors, including Balyasny Asset Management, Blue Owl Healthcare Opportunities, BVF Partners L.P., Caligan Partners, Coastlands Capital, Farallon Capital Management, Great Point Partners, LLC, Woodline Partners LP and a large mutual fund.

o	The Company currently expects that its existing cash and cash equivalents, together with the proceeds from the offering, will fund its acne programs through 2028 and the data readout of the Company’s planned denifanstat Phase 3 clinical trial in moderate to severe acne.
•	A first-in-human Phase 1 clinical trial of FASN inhibitor TVB-3567 is ongoing.
•	The Company held a key opinion leader (KOL) event and webcast on April 30 (link here) featuring Julie Harper, MD (Founding Director and past President of the American Acne and Rosacea Society). In the webcast, Dr. Harper discussed the current acne treatment landscape and the unmet need for additional treatment options for moderate to severe acne. Management also discussed the planned Phase 3 clinical trial of denifanstat in moderate to severe acne for the U.S., expected to begin in the second half of 2026.

Publications and Presentations

•	Data showing that Sagimet’s FASN inhibitors reduced de novo lipid levels (DNL) in human sebocytes will be discussed in a poster presentation at the 83rd Society for Investigative Dermatology Annual Meeting in Chicago on May 15, 2026.

Anticipated Upcoming Milestones

•	Sagimet plans to initiate a Phase 3 clinical trial of denifanstat in moderate to severe acne patients for the U.S. in the second half of 2026, subject to Investigational New Drug (IND) clearance.
•	Upon completion of the Phase 1 clinical trial of TVB-3567, subject to consultation with regulatory authorities, Sagimet plans to initiate a Phase 2 clinical trial with TVB-3567 in moderate to severe acne patients in the second half of 2026.
•	The Company also plans to develop a topical formulation of a FASN inhibitor for the potential treatment of acne.

Financial Results for the Three Months Ended March 31, 2026

•	Cash, cash equivalents and marketable securities as of March 31, 2026, were $104.5 million.

•	Research and development expense for the quarter ended March 31, 2026, was $7.0 million compared to $15.3 million for the first quarter of 2025.

•	General and administrative expense for the quarter ended March 31, 2026, was $4.7 million, compared to $4.5 million for the first quarter of 2025.

•	Net loss for the quarter ended March 31, 2026, was $10.7 million compared to $18.2 million for the first quarter of 2025.

About Sagimet Biosciences

Sagimet is a clinical-stage biopharmaceutical company developing novel FASN inhibitors designed to target dysfunctional metabolic and fibrotic pathways in conditions resulting from the overproduction of the fatty acid, palmitate. FASN is a regulator of lipid synthesis, and a key pathway implicated in multiple diseases, such as acne, MASH and certain FASN-dependent tumor types. For additional information about Sagimet, please visit www.sagimet.com.

About Acne

Acne is one of the most common skin conditions in the U.S., with approximately 50 million Americans affected annually and more than 5 million seeking medical treatment for acne each year. Acne affects around 85% of persons between the ages of 12 and 24. Moderate to severe acne accounts for 20% of acne sufferers, or approximately 10 million people in the U.S. annually. There is no cure for acne; and due to its pathology, most patients require chronic management and multiple annual courses of treatment for flare control.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding the expected timing of the presentation of data from ongoing clinical trials, Sagimet’s clinical development plans and related timelines and anticipated development milestones, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause Sagimet’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, these statements can be identified by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Sagimet has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Sagimet believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Sagimet’s control, including, among others: the clinical development and therapeutic potential of denifanstat, TVB-3567 or any other drug candidates or combination therapies developed by Sagimet; Sagimet’s ability to advance drug candidates into and successfully complete clinical trials within anticipated timelines; Sagimet’s relationship with Ascletis, and the success of its development efforts for denifanstat; the accuracy of Sagimet’s estimates regarding its capital requirements and Sagimet’s ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of Sagimet’s most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in these forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, Sagimet operates in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that Sagimet may face. Except as required by applicable law, Sagimet does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact:
Joyce Allaire
LifeSci Advisors
JAllaire@LifeSciAdvisors.com

Media Contact:
Maggie Whitney
LifeSci Communications
mwhitney@lifescicomms.com

SAGIMET BIOSCIENCES INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except for share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	6,995	15,342
General and administrative	4,718	4,523
Total operating expenses	11,713	19,865
Loss from operations	(11,713)	(19,865)
Total other income	1,063	1,689
Net loss	$(10,650)	$(18,176)

Net loss per share, basic and diluted	$(0.33)	$(0.56)
Weighted-average shares outstanding, basic and diluted	32,559,704	32,195,345

Net loss	$(10,650)	$(18,176)
Other comprehensive loss:
Net unrealized loss on marketable securities	(112)	(109)
Total comprehensive loss	$(10,762)	$(18,285)

SAGIMET BIOSCIENCES INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)

	As of
	March 31, 2026	December 31, 2025
Cash, cash equivalents and marketable securities	$104,539	$113,124
Total assets	$107,755	$116,482
Current liabilties	$5,297	$5,101
Stockholders' equity	$102,458	$111,381
Liabilities and stockholders' equity	$107,755	$116,482